SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549





                                 FORM 8-K


                              CURRENT REPORT


                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)October 19, 1995


                    DEAN WITTER REALTY YIELD PLUS, L.P.
          (Exact name of registrant as specified in its charter)


          Delaware                  0-18148               13-3426531
(State or other jurisdiction       (Commission         (I.R.S. Employer
    of incorporation)              File Number)        Identification No.)


  Two World Trade Center, New York, New York              10048
   (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code   (212) 392-1054



       (Former name or former address, if changed since last report)

Item 5.  Other Events

     On October 19, 1995, the Partnership and certain of its subsidiaries entered into an agreement with an unaffiliated party, to sell the land and buildings which comprise the Farmington Crossroads, Genessee Crossing, Hampton Village Centre and Midway Crossing shopping centers. These shopping centers in the aggregate consist of approximately 802,000 rentable square feet.

     As part of the agreement, two affiliated public partnerships, Dean Witter Realty Income Partnership II, L.P. and Dean Witter Realty Income Partnership III, L.P., also agreed to sell certain shopping centers owned by them.

     The buyer is conducting its due diligence review, and may terminate the agreement at any time through November 30, 1995. Accordingly, there can be no assurance that the Partnership's properties identified above will be sold.

     The sale is scheduled to close December 11, 1995, but the date may be accelerated or postponed.





                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  DEAN WITTER REALTY YIELD PLUS, L.P.

                             By:  Dean Witter Realty Yield Plus Inc.
                                  Managing General Partner


                             By:  /s/E. Davisson Hardman, Jr.
                                  E. Davisson Hardman, Jr.
                                  President


Date:  November 3, 1995